Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037             Phone:  801-927-1337  Fax:  801-927-1344

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Mojo Entertainment, Inc.

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2 Registration Statement of our independent auditors' report dated September 7, 2004, on our audit of the financial statements of Mojo Entertainment, Inc. as of December 31, 2003 and June 30, 2004, and for the period from December 29, 2003 (inception) to June 30, 2004.

Sincerely,

Child, Sullivan & Company

/s/ Douglas W. Child

Child, Sullivan & Company

Kaysville, UT

September 17, 2004